UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018 (May 8, 2018)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by Micronet Enertec Technologies, Inc. (the “Company”), on April 4, 2018, the Company, and its subsidiary, Enertec Electronics Ltd., executed and closed on March 29, 2018, a Securities Purchase Agreement (the “Securities Purchase Agreement”) with YA II PN, Ltd. (“YA II”), whereby the Company issued and sold to YA II (1) certain Series A Convertible Debentures in the aggregate principal aggregate amount of $3.2 million and (2) a Series B Convertible Debenture in the principal aggregate amount of $1.8 million (collectively, the “Debentures”).

In addition to the issuance of the Debentures, and pursuant to the terms of the Securities Purchase Agreement, the Company agreed to issue to YA II a warrant to purchase 375,000 shares of the Company’s common stock at a purchase price of $2.00 per share, a warrant to purchase 200,000 shares of the Company’s common stock at a purchase price of $3.00 per share and a warrant to purchase 112,500 shares of the Company’s common stock at a purchase price of $4.00 per share (collectively, the “Warrants”).

On May 8, 2018, the Company and YA II amended the terms of the Debentures to clarify that YA II shall not have the right to convert the Debentures into shares of the Company’s common stock in an amount to exceed 19.99% of the Company’s issued and outstanding shares of common stock as of February 22, 2018, inclusive of certain shares of common stock sold by the Company to D-Beta One EQ, Ltd. on February 22, 2018. In addition, on May 8, 2018, the Company and YA II agreed to amend the terms of the Warrants to remove the Company’s right to voluntary adjust the Warrant exercise prices.

Item 1.02. Termination of a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by the Company on August 25, 2017, the Company entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA II on August 22, 2017, for the sale of up to $10 million of shares of the Company’s common stock, over a three-year commitment period.

On May 8, 2018, the Company and YA II mutually agreed to terminate the SEDA, effective immediately. As a result of the termination of the SEDA, the Company’s obligation to pay any and all commitment fees owed under the SEDA were terminated as well.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: May 11, 2018	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

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